As filed with the U.S. Securities and Exchange Commission on May 14, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cerebras Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	81-2256092
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1237 E. Arques Avenue
Sunnyvale, California 94085
(650) 933-4980
(Address of principal executive offices) (Zip code)
Cerebras Systems Inc., 2016 Equity Incentive Plan
(Full titles of the plans)
Andrew D. Feldman
Chief Executive Officer and President
Cerebras Systems Inc.
1237 E. Arques Avenue
Sunnyvale, California 94085
(650) 933-4980
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Tad J. Freese Sarah B. Axtell Zuzanna V. Gruca Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, California 94063 (650) 328-4600	Shirley X. Li Christopher Ing Cerebras Systems Inc. 1237 E. Arques Avenue Sunnyvale, California 94085 (650) 933-4980
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.00001 per share, of Cerebras Systems Inc. (the “Registrant”) that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain stockholders that are current and former directors, officers, other employees, and consultants of the Registrant (each, a “Selling Stockholder”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell a portion of their Shares prior to the expiration of market standoff provisions or the lock-up agreements that they have entered into with the underwriters for the Registrant’s initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in the Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on April 17, 2026 and as amended from time to time thereafter (File No. 333-295145). Subject to such market standoff provisions or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and the Registrant does not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
CEREBRAS SYSTEMS INC.
6,808,018 Shares of Class A Common Stock

This prospectus relates to 6,808,018 shares (the “Shares”) of Class A common stock, par value $0.00001 per share (“Class A common stock”), of Cerebras Systems Inc. (“us,” “we,” or the “Registrant”), which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares consist of an aggregate of 6,808,018 shares of Class A common stock issuable to the Selling Stockholders upon the conversion of shares of Class B common stock, par value $0.00001 per share (“Class B common stock”), of the Registrant, held by such Selling Stockholders, of which (i) 1,319,861 shares of Class B common stock are issuable to the Selling Stockholders pursuant to the settlement of restricted stock units (“RSUs”) held by such Selling Stockholders and (ii) 5,488,157 shares of Class B common stock have been issued to such Selling Stockholders pursuant to the settlement of RSUs and/or exercise of options, in each case, acquired by the Selling Stockholders under the Registrant’s 2016 Equity Incentive Plan (as amended, the “2016 Plan”).
The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell a portion of their Shares prior to the expiration of market standoff provisions or the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2026 and as amended from time to time thereafter (File No. 333-295145). Subject to such market standoff provisions or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “CBRS.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1 (File No. 333-295145), as amended, declared effective on May 13, 2026, was $185.00 per share.
The amount of Shares to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling the Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 3 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act.
Commissions, discounts, or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2026

i

ABOUT THIS REOFFER PROSPECTUS
You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized anyone to provide you any information or to make any representations other than those contained in this prospectus. We take no responsibility for, or provide any assurance as to the reliability of, any other information others may give you. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus,  regardless of the time of delivery of this prospectus or any sale of the Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.
“Cerebras,” “Cerebras Systems,” the Cerebras logos, and other trade names, trademarks, or service marks of Cerebras appearing in this prospectus are the property of Cerebras Systems Inc. Other trade names, trademarks, or service marks appearing in this prospectus are the property of their respective holders. Solely for convenience, trade names, trademarks, and service marks referred to in this prospectus appear without the ®, ™, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trade names, trademarks, and service marks.
As used in this prospectus, unless the context otherwise requires, references to “Cerebras Systems,” “Cerebras,” the “company,” “we,” “us,” “our,” and similar terms refer to Cerebras Systems Inc. and, where appropriate, its subsidiaries taken as a whole.

THE COMPANY
We are building the fastest commercial AI infrastructure in the world. Our AI supercomputers are purpose built to make AI fast. Our full-stack hardware and software platform is designed to complete AI tasks significantly faster and more efficiently than comparable GPU-based solutions, whether deployed on premises, through the Cerebras Cloud, or via partner clouds.
We deliver our solutions to customers in several different ways. Organizations that require full data and infrastructure control can purchase Cerebras AI supercomputers for on-premises deployments. Customers seeking cloud flexibility can access Cerebras compute through consumption-based models on Cerebras Cloud or through partner clouds.
Our ability to deliver differentiated performance has made us a strategic partner to many of our largest customers. Beyond providing compute infrastructure, we provide AI services to our customers to co-develop solutions to address their most complex challenges, from training state-of-the-art models to optimizing deployments for each application’s needs.
Corporate Information
We were incorporated in April 2016 as a Delaware corporation. Our principal executive offices are located at 1237 E. Arques Avenue, Sunnyvale, California 94085, and our telephone number is (650) 933-4980. Our website address is www.cerebras.ai. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-295145), declared effective on May 13, 2026, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our future financial performance, including our expectations regarding our revenue, cash flows, expenses, gross margins, and other results of operations;
•our ability to acquire new customers and grow our customer base;
•our ability to successfully retain existing customers, and other significant customers, and expand sales within our existing customer base;
•our expectations with respect to the performance of our offerings;
•our ability to procure and finance data center capacity in geographies and on the timelines we desire on commercially reasonable terms;
•our ability to successfully maintain our relationships with our third-party suppliers and manufacturers;
•launching new offerings, adding new product capabilities, and our technology and product roadmap;
•future investments in developing and enhancing our business;
•our expectations regarding our ability to expand;
•design, manufacturing, or product defects;
•our ability to effectively manage our growth;
•investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;
•the estimated size of our addressable market opportunity;
•economic and industry trends, projected growth, or trend analysis, particularly as it relates to AI compute;
•investments in our sales and marketing efforts;
•our ability to compete effectively with existing competitors and new market entrants;
•our reliance on our senior management team and our ability to identify, recruit, and retain skilled personnel;
•our ability to obtain, maintain, protect, and enforce our intellectual property rights and any costs associated therewith;

•our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally;
•economic trends and other macroeconomic factors, such as tariffs, the cost of power, fluctuating interest rates and rising inflation; and
•the impact of geopolitical changes or tensions, political conflicts, and other global financial, economic, and political events and wars on our industry, customers, business, financial condition, results of operations, and prospects and any global pandemics or health crises.
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus with these cautionary statements.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of May 13, 2026, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”
The Shares offered by the Selling Stockholders hereunder include an aggregate of 6,808,018 shares of Class A common stock issuable to the Selling Stockholders upon the conversion of shares of Class B common stock held by such Selling Stockholders, of which (i) 1,319,861 shares of Class B common stock are issuable to the Selling Stockholders pursuant to the settlement of RSUs held by such Selling Stockholders and (ii) 5,488,157 shares of Class B common stock were issued to such Selling Stockholders pursuant to the settlement of RSUs and/or exercise of options, in each case, acquired by the Selling Stockholders under the 2016 Plan.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of May 13, 2026 or issuable pursuant to RSUs or performance-based RSUs, which are subject to vesting and settlement conditions expected to occur within 60 days of May 13, 2026. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.
Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of May 13, 2026, subject to community property laws where applicable.
We have based percentage ownership of our common stock before this offering on 30,000,000 shares of our Class A common stock, 185,613,148 shares of our Class B common stock, and 3,682,000 shares of our Class N common stock, par value $0.0001 per share, outstanding as of May 13, 2026, and includes:
•the adoption, filing, and effectiveness of our amended and restated certificate of incorporation and the adoption of our amended and restated bylaws, each of which will occur prior to the closing of our initial public offering;
•the automatic conversion of all outstanding shares of our redeemable convertible preferred stock into an aggregate of 124,652,775 shares of our newly created Class B common stock, which will occur prior to the closing of our initial public offering;
•the reclassification of our outstanding Class A common stock into a newly created Class B common stock and the authorization of a new Class A common stock, which will occur prior to the closing of our initial public offering;
•the net issuance of 2,550,477 shares of our Class B common stock issuable upon the vesting and settlement of RSUs subject to service-based and liquidity-based vesting conditions outstanding as of May 13, 2026, for which the service-based vesting condition was satisfied as of May 13, 2026 and for which the liquidity-based vesting condition was satisfied in connection with our initial public offering, after giving effect to the withholding of an estimated 2,249,088 shares to satisfy estimated tax withholding and remittance obligations (based on individual tax withholding elections) (the “RSU Net Settlement”); and
•the issuance and sale of 30,000,000 shares of Class A common stock by us in our initial public offering and no exercise by the underwriters of our initial public offering of their option to purchase up to 4,500,000 shares of Class A common stock.
Unless otherwise indicated, the business address of each beneficial owner listed below is c/o Cerebras Systems Inc., 1237 E. Arques Avenue, Sunnyvale, California 94085.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)(2)	Shares Beneficially Owned After the Offering(3)
Selling Stockholder	Shares	Percentage(4)	Shares	Shares	Percentage(4)
Andrew D. Feldman(5)	10,074,456	4.5%	168,597	9,927,607	4.5%
Sean Lie(6)	5,405,270	2.5%	146,434	5,276,188	2.4%
Dhiraj Mallick(7)	1,864,506	*	651,998	1,231,953	*
Robert Komin(8)	972,401	*	779,153	193,248	*
Paul Auvil(9)	203,750	*	203,750	—	*
Gary Lauterbach(10)	4,984,544	2.3%	78,494	4,906,050	2.2%
Michael James(11)	4,582,206	2.1%	164,883	4,422,531	2.0%
Jean-Philippe Fricker(12)	2,952,133	1.3%	35,611	2,921,730	1.3%
Other Named Selling Stockholders(13)	24,040,247	10.2%	4,531,575	19,879,352	8.5%
Other Selling Stockholders(14)	10,103,220	4.6%	47,523	10,062,538	4.6%
_______________
*Represents beneficial ownership of less than 1%.
(1)Reflects shares of our Class A common stock offered under this prospectus.
(2)Shares being offered does not give effect to applicable vesting and other resale restrictions under the 2016 Plan and/or applicable agreements to which a Selling Stockholder may be a party.
(3)Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.
(4)For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders.
(5)Represents (i) 7,296,357 shares of Class B common stock; (ii) 103,353 shares of Class B common stock issued pursuant to the RSU Net Settlement; (iii) 50,000 shares of Class B common stock held in a grantor retained annuity trust of which Mr. Feldman is the trustee; (iv) 50,000 shares of Class B common stock held in a grantor retained annuity trust of which Mr. Feldman’s spouse is the trustee; (v) 2,531,250 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of  May 13, 2026; and (vi) an additional 43,496 shares that may be acquired upon the settlement of outstanding RSUs within 60 days of May 13, 2026.
(6)Represents (i) 4,089,338 shares of Class B common stock; (ii) 94,376 shares of Class B common stock issued pursuant to the RSU Net Settlement; (iii) 180,600 shares of Class B common stock held by Mr. Lie’s spouse; (iv) 1,006,250 shares underlying options to purchase shares of Class B common stock that are  exercisable within 60 days of May 13, 2026; and (v) an additional 34,706 shares that may be acquired upon the settlement of outstanding RSUs within 60 days of May 13, 2026.
(7)Represents (i) 118,089 shares of Class B common stock; (ii) 475,575 shares of Class B common stock issued pursuant to the RSU Net Settlement; (iii) 1,231,953 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 13, 2026; and (iii) an additional 38,889 shares that may be acquired upon the settlement of outstanding RSUs within 60 days of May 13, 2026.
(8)Represents (i) 779,153 shares of Class B common stock; (ii) 175,000 shares of Class B common stock held in a trust; and (iii) 18,248 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 13, 2026.
(9)Represents 203,750 shares of Class B common stock.
(10)Represents (i) 78,494 shares of Class B common stock and (ii) 4,906,050 shares of Class B common stock held in a trust.
(11)Represents (i) 3,768,575 shares of Class B common stock; (ii) 19,986 shares of Class B common stock issued pursuant to the RSU Net Settlement; (iii) 783,228 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 13, 2026; and (iv) an additional 10,417 shares that may be acquired upon the settlement of outstanding RSUs within 60 days of May 13, 2026.
(12)Represents (i) 434,512 shares of Class B common stock; (ii) 19,986 shares of Class B common stock issued pursuant to the RSU Net Settlement; (iii) 2,200,560 shares of Class B common stock held in a trust;

(iv) 286,658 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of May 13, 2026; and (v) an additional 10,417 shares that may be acquired upon the settlement of outstanding RSUs within 60 days of May 13, 2026.
(13)Includes the following 557 named non-affiliate persons, each of whom holds at least 1,000 shares of our common stock: Aaron Kogon, Aaron Lane, Aaron Tan, Aarti Ghatkesar, Abed Yassine, Abhishek Joshi, Abhishek Tiwari, Abhishek Tiwari, Abin Asaf, Adam Adli, Adam Procter, Aditya Mahale, Adrian Shvay, Agam Brahma, Ahmed Elkoushy, Ahmed Frikha, Ahsan Gilani, Alaa Aboeloula, Alankar Chhabra, Alec McLean, Alec Wong, Aleksander Kozlov, Aleksandr Ryabov, Alex Rodionov, Alex Weaver, Alexander Boyd, Alexander Us, Alexander Varel, Alexander Vishnevskiy, Alexandra Hoster, Alexandros Tsaptsinos, Ali Hussain, Ali Salehiomran, Alireza Mellat, Alisa Scherer, Allen Hsueh, Alvin Gao, Alvin Jee, Amaan Dhada, Amal Bhatt, Amirali Sharifian, Amirhossein Shahshahani, Amit Kumar Yajurvedi, Amit Paz, Anand Kodnani, Andrei-Mihai Hagiescu-Miriste, Andrew Aasheim Leven, Andrew Fetter, Andrew Hock, Andrew Rae, Andrew Wiggin, Angel Zhang, Angela Yeung, Anirudh Subramanian, Anis Shaikh, Anisha Garg, Ankit Jain, Ankur Aggarwal, Annan Ma, Anshul Samar, Anthony Landsberg, Anthony Maslowski, Antoine Petitet, Anton Zabaznov, Antonio Kim, Anuj Agrawal, Anurag Prakash, Anush Shankar, Aocheng Ryan Wei, Apoorv Pandey, Ariel Cap, Arjun Sitaram, Arpan Kumar, Arul Davidson, Arun Kumar Patil, Arun Soman, Arun Viswanathan, Asher Dayanim, Ashish Chaudhari, Athanasios Konstantinidis, Atharva Talpade, Atharva Tawde, Austin Young, Avraham Sheinin, Balachandra Shanabhag, Balajee Muggalla, Balaji Iyer, Balakumaran GR, Bangalore Ashok, Behzad Abghari, Ben Duggan, Bendik Kleveland, Benjamin Wilkins, Bharath Krishna Balaji, Bhargav Kanakiya, Bin Zhang, Biswajit Mishra, Blair Smith, Bo Bao, Boyu Liu, Brandon Kang, Brian McCandless, Brian Ngo, Bruce Farpelha, Bruce XU, Catherine Villarreal, CC Obi-Gwacham, Chandrasekhar Poorna, Changdee Wang, Changqing Tang, Chen-Yu Leong, Chinmayee Nitin Purohit, Chris Steinbroner, Christopher Bavoukian, Christopher Ing, Christopher Monardo, Chuan Ye, Chun Lin Min, Colin Duffie, Connor Anderson, Damodar Sahasrabudhe, Daniel Ang, Daniel Johnathan Fitzpatrick, Daniel Neville, Daria Soboleva, David Bick, David Gens, David Greene, David Greenhill, David Milton, David Samuel Goldman, David Sarson, Deepa Venkatesan, Deepak Padmanabhan, Delyan Kalchev, Dennis Decoste, Devin Sundaram, Devul Ashok Nahar, Diana Saca, Dimitriy Tomilovskiy, Dipanjan Sengupta, Dmitrii Riabtsev, Dmitry Gaynullin, Dmitry Gorokhov, Donggyun Kim, Dongping Zhang, Doug Duval, Duncan Hoskinson, Duong (Justin) Lu, Dylan Finch, Eden Wu, Edward Gletski, Eizer Queja, Ekaterina Aidova, Eli Rosenberg, Elif Albuz, Emma Call, Engin Tekin, Eric Franzen, Eric James Gardner, Eric Phillips, Eric Sather, Erika Foote, Evgeniia Nugmanova, Evgeny Osovetsky, Evren Tumer, Fabian Bazan, Faisal Al-Khateeb, Frank Jun, Ganesh Venkatesh, Gaurav Kumar, Gennette Gill, Georgios Sarakakis, Girish Sarveiya, Gleb Kazantaev, Gokulakrishnan Ramakrishnan, Golara Ahmadi Azar, Gopalakrishnan Sundararajan, Griffin Marge, Gurpreet Gosal, Hagay Lupesko, Hai Ching Yang, Hai Nguyen, Halim Amer, Harinath Kamepalli, Harivardhana Reddy, Henry Tu, Hiren Madhavani, Hoang Tran, Hrushikesh Pataskar, Hui Er, Hui Zeng, Ibrahim Fazili, Ibrahim Saidoun, Ilia Lavrenov, Ilya Sharapov, Indira DeWinter, Isaac Tai, Isaac Weintraub, Ishaan Verma, Ishita Chaturvedi, Ivan Lazarevich, Ivan Reynoso Barba, Jai Dayal, James (Jimmy) Lee, James Bauman, James Meijers, James Wang, Jan Michael Kubr, Janani Kadaiyur Sampathkumar, Janat Nansubuga, Jane Xue, Jason Elsted, Jason Thong, Jason Wolfe, Jason Wong, Jaspreet Singh, Jayden Arquelada, Jean-Christophe Estoup, Jean-Yves Vet, Jeff Bell, Jeffrey Da Silva, Jeffrey Ebert, Jenil Hemanshu Mahetalia, Jeshua Gustafson, Jessica Liu, Jielun Tan, Jochen Spengler, Jodi A Lemos, Joel Hestness, Jonathan I Helm, Jonathan Lilley, Jordan Fang, Joseph Choe, Joseph Garvey, Joshua Henry, Josue Castillo Valencia, Joy Kent, Juexiao Su, Julian Coles, Julie Choi, Junaid Shaik, Jungsoo Thery, Junjiang Li, Justin Elkow, Kais Kudrolli, Kaitlynn Crim, Kaleb Walton, Kanin Suphap, Karen Parker, Karthick Srinivasachary, Karthik Viswanathan Subramanian, Katherine Kowalski, Ke Deng, Keenan Zhuo, Keisuke Shimizu, Kevin Murray, Khalid Laban, Kimia Talaei Khoozani, Kyle Liddell, Kyle Yee, Lakshmi Ramachandran, Leighton Wilson, Leonardo Santos, Lichen Liu, Linda Thai, Lingxiao Zeng, Lizhao Liu, Longyi Qi, Lu Sun, Luigi Quattrociocchi, Luk Burchard, LungShen Chien, Magnus Haug, Mahesh Venkatraman, Mandeep Singh, Manish Mallan, Marc Spehlmann, Maria Luckyanova, Marie Vu, Mario Doumet, Mark Browning, Mark Mulhall, Mark Sheredy, Marvin Tom, Mathias Jacquelin, Matteo Belloni, Matthew Hulse, Maxim Mogilnitsky, Medel Dace, Melissa Medina, Michael Ciulla, Michael D'Angelo, Michael Farber, Michael Griffeth, Michael Morrison, Michael Nguyen, Michael Ross, Michael Theobald, Michal Smulski, Midhun Krishnan, Mike Gao, Milad Hakimi, Min Wang, Mingyao Cathy Chen, Minh Trieu, Minoo Mirsaeedi, Mohamed Helwa, Mohamed Soliman, Mohammad Javad Abdi, Mohammad Maneshian, Mohit Kumar, Monica Richardson, Morteza Rashidinia, Mostafa Elhoushi, Muhammad Khattak, Muhammed

Yakubu, Naor Penso, Natalia Vasileva, Nathaniel Goulding-Hotta, Neal Sharma, Neeraj Khanna, Niccolo Bluhm, Nina Hoang, Ninad Desai, Ning Xie, Nishanth Sinnadurai, Njdeh Satourian, Noam Jacobson, Noble Athimattathil, Okram Guneshwor Singh, Oleg Petelin, Olindo Verrillo, Oliver Ousterman, Om Raheja, Omid Shams Solari, Osvaldo Calzada, Ozan Erdem, Patrick Bacalso, Patrick DeMichele, Patrick McCluskey, Paul Capetillo, Paul Kennedy, Paul Thilking, Pawel Filipczuk, Pearl Hulbert, Perry Wang, Peter Amirkhan, Peter Hu, Peter Nawbatt, Peter Oakham, Peter Yiannacouras, Phi Pham, Philip Ferolito, Philip Hedges, Philippe Vandermersch, Pietro Cicotti, Pietro Giuseppe Bressana, Piotr Luczynski, Prashant Sharma, Prasun Gera, Prateek Gupta, Purva Gaggar, Qin Zou, Quoc Anh Tran, Ragini Kumari, Rahul Ramaprasad, Rahul Shrivastava, Rajbir Singh, Ramy Jaber, Rebecca Boyden, Refael Fraiman, Reza Mokhtari, Ribhu Pathria, Ricardo Ramos, Ricky Yi, Rinik Kumar, Rishi Patel, Rita Geary, Ritesh Vajariya, Rithvik Ganesh, Rituraj Joshi, Riya Parte, Robert Cox, Robert Schultz, Robert Soule, Roger Riviere, Rohan Gupta, Rohit Kanagal, Roland Green, Rushin Shah, Russell Todd, Ryan Gold, Ryan Howard, Ryan Humble, Ryan Kierulf, Ryann Powell, Saahil Joshi, Sagar Sonar, Sai Krishna Rapolu, Salem Derisavi, Sam Mcphail, Sameh Attia, Samuel C Chang, Samuel M Yeung, Sanchit Raheja, Sang Phan, Sangamesh Ragate, Sanjeev Gadgil, Sapankumar Hiteshchandra Shah, Sarah Chieng, Sarah Josief, Sarath Chandran Muthuraj, Saravanan Baskaran, Satish Nanjappa, Saurabh Patel, Scott D Dang, Sean Dorsey, Sean Hansen, Sen Jen chen, Serdar Begnazarov, Sergey Lyalin, Sergey Yarygin, Sergiy Demchenko, Seyed Farzad Mousavi, Seyed Mehdi Iranmanesh, Shaheer Muhammad, Shamama Khattak, Shane Bergsma, Shaohui Ji, Shaoyi Peng, Shashi Ranjan Prakash, Shehnaz Islam, Shehroze Khan, Shi Dong, Shida He, Shirley Li, Shiva Pandit, Shivangi Mittal, Shivaprasad Acharya, Shreesha Srinath, Shubham Patil, Shuhao Chang, Shwetal Chandrakant Desai, Shwetank Singh, Sicong Zhuang, Sidharth Kumar, Silei Zhang, Simon So, Sirish Jetti, Siyun Li, Snehalata H Khanvilkar, Sophie Sun, Stephen Wadsworth, Steven Chu, Suchitra Chandran, Suhail Nimji, Sunitha Sadadev, Sven Verdoolaege, Sylvia Howland, Tan Gao, Tanmay Patil, Tanner Young-Schultz, Tanuj Kr Aasawat, Tanveer Raza, Tarik Dwiek, Tarun Arora, Terumi Katano, Theodore A Jepsen, Thiruvengadam Vijayaraghavan, Thomas Kidd, Thomas Lantzsch, Thomas Mullins, Tianjiao Sun, Tianxi Hu, Tianyi Dang, Tim Pifer, Todd Wilde, Tom Soulaire, Tomas Oppelstrup, Toru Kuzuhara, Trevis Chandler, Troy Rossi, Tzechiao Huong, Udai Mody, Uri Cummings, Vaibhav Chakki, Vaibhav Ramachandran, Valavan Manohararajah, Varun Agarwal, Venkatesh Abhishek Sharma, Victor Wong, Vignesh Ravi, Vigneshwar Meyyur Gopinath, Vijay HS, Vijay Thirugnanam, Vinay Srinivas, Vinaychandran Pondenkandath, Vipin Sharma, Vishal Raheja, Vishal Subbiah, Vishal Zinjuvadia, Vishwas Durai, Vithursan Thangarasa, Vladimir Kibardin, Vladimir Paramuzov, Vladimir Vlasyuk, Vladislav Shimanskiy, Warren Shum, Wei Shu, Wei Zhou, Wendy Wang, Will Chen, William R Peters, William Whitford, Winnie Kim Tran, Xi (Lexi) Zhang, Xi Chen, Xi Yue, Xiang Fang, Xiang James Zhang, Xiaofan Ruan, Xiaohang (Max) Zhao, Xing Ling, Xingliang Li, Xingxuan Huang, Xuejing Wu, Yagnesh Patel, Yan Daisy Hu, Yancheng Liu, Yara Halawi, Yautsun Li, Yi Fang Calande, Yifan Lu, Yifeng Zhang, Yishi Xu, Yiwen Dai, Yohann Uguen, Yo-Tzu Yeh, Yuanxin Wang, Yuen Ho Choi, Yunchul (Chris) Kim, Yunfei Ouyang, Yuriy Chemodakov, Yury Gorbachev, Yusef Zia, Yusen Lin, Yuxi June Cai, Yuxin Ye, Zakary Georgis-Yap, Zefei Ou, Zhi Li, Zhiming Chen, Zhiqi He, Zhiyuan Gu, Zigfrid Zvezdin, and Zihao Chen. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former directors, officers, other employees, or service providers of the Registrant.
(14)Includes 686 unnamed non-affiliate persons, each of whom holds less than 1,000 shares of our common stock and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current or former employees and service providers of the Registrant.

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.
The Shares offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.
The Shares may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares offered hereby has been passed upon by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Cerebras Systems Inc. as of December 31, 2025, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Cerebras Systems Inc. as of December 31, 2024, and for the year then ended incorporated by reference in this prospectus and in the registration statement, have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
(a)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 11, 2026 (File No. 333-295145), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)the Registrant’s Prospectus to be filed on or about May 14, 2026 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-295145); and
(c)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43284), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on May 11, 2026, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our corporate website at www.cerebras.ai. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Cerebras Systems Inc., 1237 E. Arques Avenue, Sunnyvale, California 94085, (650) 933-4980.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information.*
*The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The following documents filed by Cerebras Systems Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
(d)Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 11, 2026 (File No. 333-295145), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(e)the Registrant’s Prospectus to be filed on or about May 14, 2026 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-295145); and
(f)the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-43284), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on May 11, 2026, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is governed by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article 8 of the Registrant’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering, provides for indemnification by the Registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors, executive officers, and certain other officers to provide these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. As of the date of this Registration Statement, there is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of directors, for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director or officer derived an improper personal benefit, provided that officers may not be indemnified for actions by or in the right of the corporation. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments that may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
See also the Undertakings set forth in the response to Item 9 herein.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation, as amended, as currently in effect	S-1	333-295145	3.1	April 17, 2026

4.2	Form of Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the completion of the Registrant’s initial public offering	S-1	333-295145	3.2	April 17, 2026

4.3	Bylaws, as currently in effect	S-1	333-295145	3.3	April 17, 2026

4.4	Form of Amended and Restated Bylaws, to be in effect immediately prior to the completion of the Registrant’s initial public offering	S-1	333-295145	3.4	April 17, 2026

4.5	Form of Class A Common Stock Certificate	S-1	333-295145	4.2	April 17, 2026

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, P.C., independent registered public accounting firm

23.3*	Consent of KPMG LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page to the Registration Statement)

99.1#	2016 Equity Incentive Plan, as amended	S-1	333-295145	10.2(a)	April 17, 2026

99.2#	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2016 Equity Incentive Plan	S-1	333-295145	10.2(b)	April 17, 2026

99.3#	Form of Notice of Restricted Stock Unit Award Grant and Restricted Stock Unit Agreement under the 2016 Equity Incentive Plan	S-1	333-295145	10.2(c)	April 17, 2026

107.1*	Filing Fee Table
_______________
*Filed herewith.
#    Indicates management contract or compensatory plan.
Item 9. Undertakings.
A.The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 14th day of May, 2026.

CEREBRAS SYSTEMS INC.

By:	/s/ Andrew D. Feldman
Name:	Andrew D. Feldman
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew D. Feldman, Robert Komin, and Shirley X. Li, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew D. Feldman	Chief Executive Officer, President, and Director (Principal Executive Officer)	May 14, 2026
Andrew D. Feldman

/s/ Robert Komin	Chief Financial Officer (Principal Financial Officer)	May 14, 2026
Robert Komin

/s/ Yagnesh Patel	Chief Accounting Officer (Principal Accounting Officer)	May 14, 2026
Yagnesh Patel

/s/ Paul Auvil	Director	May 14, 2026
Paul Auvil

/s/ Elena Donio	Director	May 14, 2026
Elena Donio

/s/ Lior Susan	Director	May 14, 2026
Lior Susan

/s/ Steve Vassallo	Director	May 14, 2026
Steve Vassallo

/s/ Eric Vishria	Director	May 14, 2026
Eric Vishria